EXHIBIT 99




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March 21, 2019

United Cannabis Corporation
Attn: Earnest Blackmon, Chief Executive Officer

United  Cannabis  Corporation 301
Commercial  Road,  Unit D  Golden,
CO 80401
(303) 386-7104

Email: eb@unitedcannabis.us

Re: Resignation from the Board of Directors & CTO Role

Dear Ernie:

I am writing to tender my resignation from the Board of Directors and as the CTO of United Cannabis Corp. (the "Company") effective March 21, 2019.

I am writing to confirm our discussions that I am stepping down from UCANN's Board of Directors and as UCANN's Chief Technical Officer effective today. I have enjoyed my time in these roles and am looking forward to my new role as UCANN's Prana Specialist.

Sincerely,

/s/ Tony Verzura

Tony Verzura

cc: Chad Ruby
John Walsh